                              Press Contact: Ken Herz
                                                (212) 270-4621
                                             John Meyers
                                                (212) 270-7454

                              Investor Contact:   John Borden
                                                (212) 270-7318

                              For Immediate Release
                              Tuesday, October 18, 1994



     New York, October 18 -- Chemical Banking Corporation today reported third quarter net income of $439 million, or $1.60 per common share, up 24 percent from earnings on a comparable basis of $355 million, or $1.26 per share, in the third quarter of 1993.

     Reported net income in last year's third quarter was $502 million, or $1.84 per share, which included income tax benefits of $214 million and a one-time merger-related charge of $115 million
($67 million after-tax).

     For the first nine months of 1994, net income was $1.115 billion, an increase of 16 percent from $958 million on a comparable basis in the same period a year ago.

     "Earnings benefited from solid performances in several core businesses, including national consumer services and capital markets-related activities, while credit costs continued to decrease significantly," said Walter V. Shipley, chairman and chief executive officer. "We also increased the common dividend by 16 percent and completed a stock repurchase program during the quarter, reflecting our continued positive outlook for the corporation."

     The provision for losses for the third quarter was $100 million, down 38 percent from $160 million in the second quarter and down 66 percent from $298 million in the third quarter a year ago. At September 30, total nonperforming assets were $2,193 million, down 12 percent from $2,493 million at June 30 and down 47 percent from $4,132 million on September 30 a year ago.

CAPITAL ACTIONS

     On September 20, the corporation increased the quarterly dividend on the outstanding shares of its common stock to 44 cents per share, up 16 percent from 38 cents per share. On an annual basis, this represents an increase in the dividend rate to $1.76, from $1.52. Since March 1993, the corporation has increased the common dividend by 47 percent. In addition, during the third quarter the corporation completed the repurchase of 10 million shares of its common stock in the open market under a stock repurchase plan originally announced on May 27, 1994.

     The corporation also redeemed its approximately $400 million of Adjustable Rate Series C Preferred Stock on July 15, 1994 and issued $200 million of Series L Adjustable Rate Cumulative Preferred Stock on June 8, 1994. The one-time premium paid upon redemption to holders of the Series C Preferred Stock reduced net income per common share in the current quarter by $.05.

     The corporation's estimated Tier I risk-based capital ratio was 8.1 percent at September 30, compared with 7.9 percent a year ago. At September 30, the estimated total risk-based capital ratio was 12.3 percent, compared with 12.1 percent a year ago.

NET INTEREST INCOME

     Net interest income for the third quarter was $1,177 million, compared with $1,163 million in the same year-ago period. The rise in net interest income is attributable to an increase in average interest-earning assets.

     Average interest-earning assets for the third quarter were $129.5 billion, compared with $125.8 billion in the same year-ago period.

     The net yield on average interest-earning assets was 3.63 percent in the third quarter, compared with 3.68 percent in the third quarter of 1993.

     Average interest-earning assets increased when compared with the second quarter of 1994, primarily reflecting growth in consumer loans, particularly from mortgage and credit card activities, and in commercial loans, including those to middle market companies.


NONINTEREST REVENUE

     Noninterest revenue for the third quarter was $984 million, compared with $1,004 million in the same period a year ago.

     Trust and investment management fees were $104 million in the third quarter, compared with $97 million in the year-ago quarter, reflecting the acquisition of Ameritrust Texas Corporation.

     Corporate finance fees were $97 million in the third quarter, up from $95 million in the third quarter a year ago.

     Fees for other banking services were $285 million in the quarter, up from $266 million in the year-ago third quarter. This improvement primarily reflected increased revenues generated by the new co-branded Shell MasterCard.

     Combined revenues from all trading activities were $212 million in the third quarter versus $268 million in the same year-ago period, but up from $203 million in the second quarter and from $185 million in the first quarter of 1994. The consistent results of the past three quarters reflected the corporation's emphasis on market-making and customer-related activities in its trading business, while results for the third quarter of 1993 were affected by a more favorable trading environment in certain markets such as domestic fixed income and foreign exchange.

     Other noninterest revenue for the third quarter was $202 million versus $154 million in the same period a year ago.
Revenues on equity-related investments in the third quarter were $86 million, compared with $57 million in the same year-ago period. The current quarter included $80 million from the sale of LDC-related past-due interest bonds, versus $52 million from the sale of such bonds in the 1993 third quarter.

NONINTEREST EXPENSE

     Noninterest expense in the third quarter was $1,311 million, compared with $1,255 million (excluding the one-time merger-related charge of $115 million) in the third quarter of 1993.

     Noninterest expense for the third quarter of 1994 included $28 million of expenses resulting from the July 1, 1994 acquisition of Margaretten Financial Corporation. Expenses for the third quarter of 1994 also reflected operating expenses of approximately $11 million associated with Ameritrust and $30 million in operating costs connected with the Shell MasterCard.

     Foreclosed property expense was $2 million in the quarter, compared with $70 million in the third quarter a year ago, reflecting significant progress in managing the corporation's foreclosed real estate portfolio.

     Total headcount at September 30, 1994 was 42,492 (including
1,574 from the Margaretten acquisition), compared with 41,670 at September 30, 1993.

PROVISION AND ALLOWANCE FOR LOSSES

     The provision for losses was $100 million in the third quarter, compared with $160 million in the second quarter of 1994 and $298 million in the third quarter of 1993.

     Total net charge-offs were $125 million in the third quarter, compared with $185 million (excluding the final valuation of the LDC portfolio) in the second quarter of 1994 and $325 million in the third quarter a year ago. Included in these amounts were consumer net charge-offs of $100 million in the third quarter, compared with consumer net charge-offs of $94 million in the second quarter and $84 million in the third quarter a year ago.

     Recoveries in the third quarter were $76 million, compared with $55 million in the second quarter and $67 million in the third quarter a year ago.

     At September 30, the total allowance for losses was $2,650 million, compared with $2,972 million on the same date a year ago. The LDC allowance was transferred to the general reserve in the second quarter of 1994 following completion of the Brazilian refinancing package and the final valuation of the LDC portfolio.

NONPERFORMING ASSETS

     At September 30, total nonperforming assets were $2,193 million, down $300 million from June 30 and down $1,939 million, or 47 percent, from September 30, 1993.

     Nonperforming loans at September 30 were $1,524 million, down from $1,758 million at June 30 and down from $3,046 million at September 30 last year. Assets acquired as loan satisfactions were $669 million at September 30, down from $735 million at June 30 and down $417 million from $1,086 million on September 30 a year ago.

OTHER FINANCIAL DATA

     As previously mentioned, on July 1 Chemical completed its tender offer for all of the outstanding common stock and the depositary shares representing the preferred stock of Margaretten Financial Corporation, a leading mortgage banking company. With this acquisition, Chemical now ranks fourth nationwide in mortgage originations and fifth in mortgage servicing.

     The corporation's effective tax rate was 41.5 percent in the third quarter. Tax expense in the year-ago third quarter included an income tax benefit of $214 million.

     The impact of marking the "Available for Sale" securities to market resulted in a net unfavorable impact of approximately $296 million after-tax on the corporation's stockholders' equity at September 30, 1994, compared with a net unfavorable impact of

$291 million after-tax at June 30, 1994. The market valuation does not include the favorable impact of related funding sources.

      On January 1, 1994, the corporation adopted FASB Interpretation No. 39, which changed the reporting of unrealized gains and losses on interest rate and foreign exchange contracts on the balance sheet. The adoption of this Interpretation has resulted in an increase of assets and liabilities of $17.0 billion at September 30, 1994, with unrealized gains reported as Trading Assets-Risk Management Instruments and the unrealized losses reported in Other Liabilities.

     Net income for the first nine months of 1993 included a $35 million net favorable impact from the January 1, 1993 adoption of two accounting standards relating to the recognition of tax benefits and the costs associated with postretirement benefits.

     Total assets at September 30 were $169.3 billion, versus
$149.4 billion on the same date a year ago. Total loans at September 30 were $77.1 billion, compared with $77.8 billion a year ago. At the end of the third quarter, total deposits were $93.0 billion, compared with $95.5 billion at September 30, 1993.

     The return on average total assets was 1.03 percent for the third quarter, compared with 1.39 percent (.98 percent excluding tax benefits and the one-time charge to expense) in the same year-ago period.

     The return on average common stockholders' equity was 16.92 percent for the third quarter, compared with 20.90 percent (14.26 percent excluding tax benefits and the one-time charge to expense) in the year-ago third quarter.

     Book value per common share was $38.29 at September 30, versus $35.96 per share on the same date a year ago.

TEXAS COMMERCE BANCSHARES

     Texas Commerce Bancshares (TCB) reported net income of $57 million in the third quarter, unchanged from a year ago. Its net yield on interest-earning assets was 4.29 percent in the third quarter, versus 3.75 percent in the 1993 third quarter. At September 30, total assets of TCB were $20.1 billion, versus $22.0 billion a year ago.


                             -- 30 --

                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
                 (in millions, except per share and ratio data)

                                                                    Three Months Ended                     Nine Months Ended
                                                                        September 30,                         September 30,
                                                          -------------------------------------     ------------------------------
                                                                                          Pro-                              Pro-
                                                                                         Forma<a>                          Forma<a>
                                                              1994           1993         1993         1994        1993     1993
                                                           -------        -------      --------      -------     -------  --------
EARNINGS:
- --------
Income Before Effect of Accounting Changes                  $  439         $  502         $ 355      $ 1,115      $1,222    $  958
Net Effect of Changes in Accounting Principles                  --             --            --           --          35        35
                                                            ------         ------         -----      -------      ------     -----
Net Income                                                  $  439         $  502         $ 355      $ 1,115      $1,257    $  993
                                                            ======         ======         =====      =======      ======     =====
Net Income Applicable to Common Stock                       $  396         $  464         $ 317      $ 1,007      $1,140    $  876
                                                            ======         ======         =====      =======      ======     =====

PER COMMON SHARE:
- -----------------
Income Before Effect of Accounting Changes                  $ 1.60         $ 1.84        $ 1.26      $  4.01      $  4.41   $ 3.35
Net Effect of Changes in Accounting Principles                  --             --            --           --          .14      .14
                                                            ------         ------        ------      -------      -------   ------
Net Income                                                  $ 1.60         $ 1.84        $ 1.26      $  4.01      $  4.55   $ 3.49
                                                            ======         ======        ======      =======      =======   ======

Book Value at September 30,                                 $38.29         $35.96                    $ 38.29      $ 35.96
Market Value at September 30,                               $35.00         $45.00                    $ 35.00      $ 45.00
Common Stock Dividends Declared                             $ 0.44<b>      $ 0.33                    $  1.20<b>   $  0.99

COMMON SHARES:
- -------------
Average Outstanding                                           246.6          252.1                     251.0        250.8
Period End Outstanding                                        244.4          252.3                     244.4        252.3

BALANCE SHEET AVERAGES:
- ----------------------
Loans                                                     $ 75,387       $  77,614                  $ 74,674     $ 79,632
Securities                                                $ 25,717       $  23,551                  $ 26,238     $ 23,630
Total Assets                                              $168,979       $ 143,674                  $165,750     $144,216
Deposits                                                  $ 92,794       $  95,383                  $ 94,606     $ 95,155
Long-Term Debt                                            $  8,546       $   8,370                  $  8,472     $  7,971
Stockholders' Equity                                      $ 10,794       $  10,663                  $ 10,999     $ 10,435

PERFORMANCE RATIOS: (Average Balances) <d>
- ------------------
Return on Assets                                               1.03%          1.39%                      .90%        1.17%
Return on Common Stockholders' Equity                         16.92%         20.90%                    14.36%       17.86%
Return on Total Stockholders' Equity                          16.14%         18.68%                    13.55%       16.11%

CAPITAL RATIOS AT SEPTEMBER 30:
- ------------------------------
Total Stockholders' Equity to Assets                                                                     6.4%          7.3%
Common Stockholders' Equity to Assets                                                                    5.5%          6.1%
Tier 1 Leverage                                                                                          5.9%   <e>    6.9%
Risk Based Capital:
  Tier 1 (4.0% required)                                                                                 8.1%<e>*      7.9%
  Total  (8.0% required)                                                                                12.3%<e>*     12.1%

<a>The Corporation recognized its remaining available Federal tax benefits in the third quarter of 1993 and as a result the Corporation's earnings beginning in the fourth quarter of 1993 are reported on a fully-taxed basis. The pro-forma columns exclude the impact of the $115 million merger related charge ($67 million after tax) and assume the Corporation's 1993 third quarter and nine month results are reported on a fully-taxed basis.
<b>In the third quarter of 1994, the Corporation increased its quarterly common stock dividend to $0.44 per share from $0.38 per share.
   On January 1, 1994, the Corporation adopted FASI 39, which increased total assets by approximately $17.0 billion at September 30, 1994 and total average assets by approximately $19.5 billion for the 1994 third quarter and $15.6 billion for the first nine months of 1994.
<d>Performance ratios are based on annualized net income amounts.
<e>The 1994 amounts exclude the net unfavorable impact on
   stockholders' equity of $296 million resulting from the adoption of SFAS No. 115.

*Estimated

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF INCOME
               (in millions, except per share data)

                                             Three Months Ended
                                               September 30,
                                             -------------------
                                                 1994      1993
                                             --------  --------
INTEREST INCOME
Loans                                        $1,473     $ 1,372
Securities                                      422         428
Trading Assets                                  181         117
Federal Funds Sold and Securities
  Purchased Under Resale Agreements             151          89
Deposits with Banks                              86          67
                                             ------      ------
   Total Interest Income                      2,313       2,073
                                             ------      ------
INTEREST EXPENSE
Deposits                                        597         537
Short-Term and Other Borrowings                 405         238
Long-Term Debt                                  134         135
                                             ------      ------
   Total Interest Expense                     1,136         910
                                             ------      ------
NET INTEREST INCOME                           1,177       1,163
Provision for Losses                            100         298
                                             ------      ------
NET INTEREST INCOME AFTER
  PROVISION FOR LOSSES                        1,077         865
                                             ------      ------
NONINTEREST REVENUE
Trust and Investment Management Fees            104          97
Corporate Finance and Syndication Fees           97          95
Service Charges on Deposit Accounts              78          73
Fees for Other Banking Services                 285         266
Trading Account and Foreign Exchange Revenue    212         268
Securities Gains                                  6          51
Other Revenue                                   202         154
                                             ------      ------
   Total Noninterest Revenue                    984       1,004
                                             ------      ------
NONINTEREST EXPENSE
Salaries                                        574         518
Employee Benefits                               108          94
Occupancy Expense                               145         148
Equipment Expense                               100          81
Foreclosed Property Expense                       2          70
Restructuring Charge                             --         115
Other Expense                                   382         344
                                             ------      ------
   Total Noninterest Expense                  1,311       1,370
                                             ------      ------
INCOME BEFORE INCOME TAX EXPENSE                750         499
Income Tax Expense (Benefit)                    311          (3)
                                             ------      ------
NET INCOME                                   $  439      $  502
                                             ======      ======
NET INCOME APPLICABLE TO COMMON STOCK        $  396      $  464
                                             ======      ======
NET INCOME PER COMMON SHARE                  $ 1.60      $ 1.84
                                             ======      ======
AVERAGE COMMON SHARES OUTSTANDING             246.6       252.1

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF INCOME
               (in millions, except per share data)

                                             Nine Months Ended
                                               September 30,
                                             -------------------
                                                1994       1993
                                             -------    -------
INTEREST INCOME
Loans                                        $4,155     $ 4,270
Securities                                    1,270       1,299
Trading Assets                                  545         314
Federal Funds Sold and Securities
  Purchased Under Resale Agreements             372         245
Deposits with Banks                             280         201
                                             ------      ------
   Total Interest Income                      6,622       6,329
                                             ------      ------
INTEREST EXPENSE
Deposits                                      1,660       1,699
Short-Term and Other Borrowings               1,056         743
Long-Term Debt                                  401         400
                                             ------      ------
   Total Interest Expense                     3,117       2,842
                                             ------      ------
NET INTEREST INCOME                           3,505       3,487
Provision for Losses                            465         973
                                             ------      ------
NET INTEREST INCOME AFTER
  PROVISION FOR LOSSES                        3,040       2,514
                                             ------      ------
NONINTEREST REVENUE
Trust and Investment Management Fees            322         297
Corporate Finance and Syndication Fees          272         250
Service Charges on Deposit Accounts             222         217
Fees for Other Banking Services                 854         789
Trading Account and Foreign Exchange Revenue    600         818
Securities Gains                                 65         126
Other Revenue                                   447         474
                                             ------      ------
   Total Noninterest Revenue                  2,782       2,971
                                             ------      ------

NONINTEREST EXPENSE
Salaries                                      1,634       1,548
Employee Benefits                               329         301
Occupancy Expense                               431         438
Equipment Expense                               275         244
Foreclosed Property Expense                      39         226
Restructuring Charge                             48         158
Other Expense                                 1,160       1,043
                                             ------      ------
   Total Noninterest Expense                  3,916       3,958
                                             ------      ------
INCOME BEFORE INCOME TAX EXPENSE AND EFFECT
   OF ACCOUNTING CHANGES                      1,906       1,527
Income Tax Expense                              791         305
                                             ------      ------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGES    1,115       1,222
Net Effect of Changes in
  Accounting Principles                          --          35<a>
                                             ------      ------
NET INCOME                                   $1,115     $ 1,257
                                             ======      ======
NET INCOME APPLICABLE TO COMMON STOCK        $1,007     $ 1,140
                                             ======      ======
PER COMMON SHARE:
   Income Before Effect of
     Accounting Changes                      $  4.01    $   4.41
   Net Effect of Changes in
     Accounting Principles                        --         .14<a>
                                             -------    --------
   Net Income                                $  4.01    $   4.55
                                             =======    ========
AVERAGE COMMON SHARES OUTSTANDING              251.0       250.8

<a> On January 1, 1993, the Corporation adopted SFAS 106 which resulted in a charge of $415 million relating to postretirement benefits and also adopted SFAS 109 which resulted in an income tax benefit of $450 million.

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                    NONINTEREST REVENUE DETAIL
                           (in millions)



                                     Three Months   Nine Months
                                         Ended          Ended
                                    September 30,   September 30,
                                    -------------   -------------
                                     1994    1993     1994   1993
                                   ------  ------   ------ ------
TRUST AND INVESTMENT
  MANAGEMENT FEES:
Personal Trust Fees                  $ 49    $ 46    $ 156  $ 143
Corporate and Institutional
  Trust Fees                           45      40      136    125
Other, primarily Foreign
  Asset Management                     10      11       30     29
                                     -----   -----   -----  -----
   Total                             $104    $ 97    $ 322  $ 297
                                     =====   =====   =====  =====

FEES FOR OTHER BANKING SERVICES:
Credit Card Services Revenue         $ 79    $ 59    $ 229  $ 167
Fees in Lieu of Compensating
  Balances                             49      52      156    156
Commissions on Letters of Credit
  and Acceptances                      40      39      116    119
Loan Commitment Fees                   21      23       66     69
Mortgage Servicing Fees                23      16       57     48
Other Fees                             73      77      230    230
                                     -----   -----   -----  -----
   Total                             $285    $266    $ 854  $ 789
                                     =====   =====   =====  =====

TRADING ACCOUNT AND FOREIGN
  EXCHANGE REVENUE:
Interest Rate Contracts              $ 95    $116    $ 318  $ 342
Foreign Exchange Revenue               56      79      156    243
Debt Instruments and Other             61      73      126    233
                                     -----   -----   -----  -----
   Total                             $212    $268    $ 600  $ 818
                                     =====   =====   =====  =====

OTHER REVENUE:
Revenue from Equity-Related
  Investments                        $ 86    $ 57    $ 235  $ 200
Net Gains on LDC-Related Interest
  Bond Sales                           80      52      125    152
All Other Revenue                      36      45       87    122
                                     -----   -----   -----  -----
   Total                             $202    $154    $ 447  $ 474
                                     =====   =====   =====  =====


           CHEMICAL BANKING CORPORATION and Subsidiaries
                    NONINTEREST EXPENSE DETAIL
                           (in millions)



                                     Three Months   Nine Months
                                         Ended         Ended
                                    September 30,   September 30,
                                    -------------   -------------
                                     1994    1993     1994   1993
                                   ------  ------   ------ ------
OTHER EXPENSE:
Professional Services                $ 55    $ 48   $  160 $  145
Marketing Expense                      45      40      142    108
FDIC Assessments                       39      42      122    134
Telecommunications                     39      30      102     84
Amortization of Intangibles            29      26       85     76
All Other                             175     158      549    496
                                     -----   -----   -----  -----
   Total                             $382    $344   $1,160 $1,043
                                     =====   =====  ====== ======

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED BALANCE SHEET
                           (in millions)


                                     September 30,  September 30,
                                              1994           1993
                                     -------------  -------------
ASSETS
Cash and Due from Banks                   $   8,080    $  7,335
Deposits with Banks                           5,256       4,920
Federal Funds Sold and Securities
   Purchased Under Resale Agreements         13,173      11,782
Trading Assets:
   Debt and Equity Instruments               11,467       9,547
   Risk Management Instruments               18,711<a>       --
Securities:
   Held-to-Maturity                           8,695      16,639
   Available-for-Sale                        16,271       7,210
Loans (Net of Unearned Income)               77,138      77,779
Allowance for Losses                         (2,650)     (2,972)
Premises and Equipment                        2,114       1,811
Due from Customers on Acceptances             1,200       1,262
Accrued Interest Receivable                   1,106       1,140
Assets Acquired as Loan Satisfactions           669       1,086
Other Assets                                  8,104      11,869
                                          ---------    --------
    TOTAL ASSETS                          $ 169,334    $149,408
                                          =========    ========

LIABILITIES
Deposits:
   Demand (Noninterest Bearing)           $  20,430    $ 21,813
   Time and Savings                          46,338      52,158
   Foreign                                   26,193      21,497
                                          ---------    --------
      Total Deposits                         92,961      95,468
Federal Funds Purchased and Securities
   Sold Under Repurchase Agreements          19,469      13,530
Other Borrowed Funds                         14,969      13,699
Acceptances Outstanding                       1,207       1,279
Accounts Payable and Accrued Liabilities      2,385       3,093
Other Liabilities                            18,980<a>    3,109
Long-Term Debt                                8,555       8,303
                                          ---------    ---------
     TOTAL LIABILITIES                      158,526     138,481
                                          ---------    ---------

STOCKHOLDERS' EQUITY
Preferred Stock                               1,450       1,854
Common Stock                                    254         253
Capital Surplus                               6,545       6,545
Retained Earnings                             3,221       2,287
Net Unrealized Loss on Securities
  Available-for-Sale, Net of Taxes             (296)<b>      --
Treasury Stock, at Cost                        (366)[C]     (12)
                                          ---------    ---------
     TOTAL STOCKHOLDERS' EQUITY              10,808      10,927
                                          ---------    ---------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY               $ 169,334    $149,408
                                          =========    =========

<a> On January 1, 1994, the Corporation adopted FASB
    Interpretation No. 39. As a result, assets and liabilities increased by $17.0 billion at September 30, 1994 with unrealized gains reported as Trading Assets-Risk Management Instruments and the unrealized losses reported in Other Liabilities. Prior to adoption, unrealized gains and losses were reported net in Other Assets.
<b> On December 31, 1993, the Corporation adopted SFAS 115.
    Securities that are identified as available-for-sale are accounted for at fair value with the related unrealized gains and losses included in stockholders' equity.
[C] During the 1994 third quarter, the Corporation completed the repurchase of 10 million shares of its common stock in the open market under a stock repurchase plan.

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF CHANGES
                      IN STOCKHOLDERS' EQUITY
                           (in millions)


                                             Nine Months Ended
                                               September 30,
                                             -------------------
                                               1994        1993
                                             ------      ------

BALANCE AT JANUARY 1,                       $11,164     $ 9,851

Net Income                                    1,115       1,257
Dividends Declared:
  Preferred Stock                               (96)       (117)
  Common Stock                                 (299)       (249)
Issuance of Preferred Stock                     200         400
Redemption of Preferred Stock                  (404)       (394)
Premium on Redemption of Preferred Stock        (12)         --
Issuance of Common Stock                         16         177
Restricted Stock Granted                        (11)         --
Net Changes in Treasury Stock                  (354)<a>      --
Net Change in the Fair Value of
  Available-for-Sale Securities,
  Net of Taxes                                 (511)         --
Accumulated Translation Adjustment               --           2
                                            --------    --------
  Net Change in Stockholders' Equity           (356)      1,076
                                            --------    --------

BALANCE AT SEPTEMBER 30,                    $10,808     $10,927
                                            ========    ========


<a> During the 1994 third quarter, the Corporation completed the repurchase of 10 million shares of its common stock in the open market under a stock repurchase plan.

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                         LOAN INFORMATION
                           (in millions)

                                     September 30,  September 30,
                                              1994           1993
                                     -------------  -------------
LOANS:
  Domestic Commercial:
     Commercial Real Estate                 $ 6,361     $ 7,797
     Other Commercial                        23,867      26,851
                                            -------     -------
        Total Commercial Loans               30,228      34,648
                                            -------     -------
  Domestic Consumer:
     Residential Mortgage                    13,152      11,492
     Credit Card                              8,329       6,436
     Other Consumer                           6,990       6,084
                                            -------     -------
        Total Consumer Loans                 28,471      24,012
                                            -------     -------
  Total Domestic Loans                       58,699      58,660
  Foreign <a>                                18,439      19,119
                                            -------     -------
  Total Loans                               $77,138     $77,779
                                            =======     =======

<a> Included in Foreign are loans previously classified as LDC loans. Previously reported loan amounts have been reclassified to conform with the September 30, 1994 presentation.


                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                   ALLOWANCE RELATED INFORMATION
                   (in millions, except ratios)

                                  Three Months     Nine Months
                                      Ended           Ended
Allowance for Losses             September 30,    September 30,
                                 --------------   -------------
                                  1994    1993     1994    1993
                                  ----    ----     ----    ----
Non-LDC Allowance:
  Balance at Beginning
    of Period                  $ 2,676  $2,421  $ 2,423 $ 2,206
  Provision for Losses             100     298      465     973 <a>
  Net Charge-Offs                 (125)   (298)    (540)   (973)<a>
  Transfer from LDC Allowance       --      --      300     200
  Allowance Related To
    Purchased Assets
    of First City Banks             --      --       --      19
  Other                             (1)      8        2       4
                                ------  ------   ------  ------
    Balance at End of Period     2,650   2,429    2,650   2,429
                                ------  ------   ------  ------


LDC Allowance:
  Balance at Beginning
    of Period                       --     570      597     819
  Provision for Losses              --      --       --      --
  Net (Charge-Offs) Recoveries      --      (1)    (239)     70
  Losses on Sales and Swaps         --     (26)     (58)   (146)
  Transfer to Non-LDC Allowance     --      --     (300)   (200)
                                ------  ------   ------  ------
    Balance at End of Period        --     543        0     543
                                ------  ------   ------  ------

      Total Allowance for
        Losses                 $ 2,650  $2,972  $ 2,650 $ 2,972
                               =======  ======  ======= =======

Allowance Coverage Ratios:
Allowance for Losses to:
   Loans at Period-End                            3.44%    3.82%
   Average Loans                                  3.55%    3.73%
   Nonperforming Loans                          173.88%   97.57%

<a> The provision and non-LDC net charge-offs included $55 million related to the decision to accelerate the disposition of certain nonperforming residential mortgages.

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                 NONPERFORMING ASSETS INFORMATION
                           (in millions)



                                     September 30,  September 30,
                                              1994           1993
                                     -------------  -------------
NONPERFORMING ASSETS:
  Domestic Commercial:
     Commercial Real Estate                  $  570     $   767
     Other Commercial                           474       1,150
                                             -------    -------
        Total Commercial Loans                1,044       1,917
                                             -------    -------
  Domestic Consumer:
     Residential Mortgage                       147          93
     Other Consumer                              23          22
                                             -------    -------
        Total Consumer Loans                    170         115
                                             -------    -------
  Total Domestic                              1,214       2,032
  Foreign, primarily commercial <a>             310       1,014
                                             -------    -------
  Total Nonperforming Loans                   1,524       3,046
  Assets Acquired as Loan Satisfactions         669       1,086
                                             -------    -------
  Total Nonperforming Assets                 $2,193     $ 4,132
                                             =======    =======

<a> Includes nonperforming loans previously classified as LDC nonperforming loans. Previously reported loan amounts have been reclassified to conform with the September 30, 1994 presentation.



                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                    NET CHARGE-OFFS INFORMATION
                           (in millions)



                                    Three Months      Nine Months
                                       Ended             Ended
                                   September 30,     September 30,
                                   --------------    --------------
                                     1994    1993     1994   1993
                                     ----    ----     ----   ----
NET CHARGE-OFFS:
  Domestic Commercial:
     Commercial Real Estate          $ 20    $ 51    $ 143  $ 178
     Other Commercial                   9     118       96    331
                                     -----   -----   -----  ------
        Total Commercial               29     169      239    509
                                     -----   -----   -----  ------
  Domestic Consumer:
     Residential Mortgage              12       2       24     65
     Credit Card                       84      76      247    245
     Other Consumer                     4       6       13     20
                                     -----   -----   -----  ------
        Total Consumer                100      84      284    330
                                     -----   -----   -----  ------
  Total Domestic Charge-offs          129     253      523    839
  Foreign <a>                          (4)     72      314    210
                                     -----   -----   -----  ------
  Total Net Charge-offs              $125    $325    $ 837  $1,049
                                     =====   =====   =====  ======

<a> Includes charge-offs previously classified as LDC charge-offs.
    Previously reported net charge-off amounts have been reclassified to conform with the 1994 presentation.


                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
             Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                    Three Months Ended                   Three Months Ended
                                                    September 30, 1994                   September 30, 1993
                                            ----------------------------------  -----------------------------------
                                             Average                    Rate       Average                      Rate
                                             Balance    Interest(Annualized)       Balance     Interest (Annualized)
                                             -------    --------------------       -------     -------- ------------
ASSETS
Deposits with Banks                        $   5,181      $   86        6.56%    $   4,596      $    67       5.76%
Federal Funds Sold and
  Securities Purchased Under
  Resale Agreements                           12,270         151        4.87%       11,421           89       3.10%
Trading Assets                                10,899         181        6.58%        8,593          117       5.40%
Securities:
  Held-to-Maturity                             8,738         139        6.33%           --           --         --%
  Available-for-Sale                          16,979         286        6.68%           --           --         --%
  Securities <a>                                  --          --         --%        23,551          428       7.22%
Loans                                         75,387       1,477        7.78%       77,614        1,376       7.04%
                                            --------      -------                 --------      -------
Total Interest-Earning Assets                129,454      $2,320        7.11%      125,775      $ 2,077       6.56%
Allowance for Losses                          (2,714)                               (3,077)
Cash and Due from Banks                        8,545                                 8,337
Risk Management Instruments                   20,420                                    --
Other Assets                                  13,274                                12,639
                                            --------                              --------
  Total Assets                             $ 168,979                             $ 143,674
                                            ========                              ========
LIABILITIES
Domestic Retail Time Deposits              $  43,049      $  307        2.83%    $  46,905      $   305       2.58%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                           4,851          47        3.81%        6,208           47       3.02%
Deposits in Foreign Offices                   23,580         243        4.09%       20,672          185       3.56%
                                            --------      -------                 --------      -------
  Total Interest-Bearing Deposits             71,480         597        3.31%       73,785          537       2.89%
                                            --------      -------                 --------      -------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements                     20,987         242        4.56%       14,747          111       2.99%
  Commercial Paper                             2,957          32        4.41%        2,415           20       3.30%
  Other                                        8,105         131        6.44 %       6,696          107       6.34%
                                            --------      -------                 --------      -------
    Total Short-Term and
      Other Borrowings                        32,049         405        5.02%       23,858          238       3.96%
Long-Term Debt                                 8,546         134        6.22%        8,370          135       6.39%
                                            --------      -------                 --------      -------
Total Interest-
  Bearing Liabilities                        112,075       1,136        4.02%      106,013          910       3.41%
                                            --------      -------                 --------      -------
Demand Deposits                               21,314                                21,598
Risk Management Instruments                   19,459                                    --
Other Liabilities                              5,337                                 5,400
                                            --------                              --------
  Total Liabilities                          158,185                               133,011
                                            --------                              --------
STOCKHOLDERS' EQUITY
Preferred Stock                                1,511                                 1,854
Common Stockholders' Equity                    9,283                                 8,809
                                            --------                              --------
  Total Stockholders' Equity                  10,794                                10,663
                                            --------                              --------
  Total Liabilities and
    Stockholders' Equity                   $ 168,979                             $ 143,674
                                            ========                              ========
INTEREST RATE SPREAD                                                    3.09%                                 3.15%
                                                                        =====                                 =====
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
    ASSETS                                                $1,184        3.63%                   $ 1,167       3.68%
                                                          ========      =====                   =======       =====

<a>  On December 31, 1993 the Corporation adopted SFAS 115.

                                    UNAUDITED
                  CHEMICAL BANKING CORPORATION and Subsidiaries
             Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                    Nine Months Ended                    Nine Months Ended
                                                    September 30, 1994                   September 30, 1993
                                             -------------------------------   -------------------------------------
                                             Average                    Rate       Average                      Rate
                                             Balance    Interest(Annualized)       Balance     Interest (Annualized)
                                             -------    --------------------       -------     -------- ------------
ASSETS
Deposits with Banks                         $  4,980      $  280        7.49%     $  4,227      $   201       6.34%
Federal Funds Sold and
  Securities Purchased Under
  Resale Agreements                           11,964         372        4.15%        9,899          245       3.31%
Trading Assets                                11,602         545        6.27%        7,285          314       5.75%
Securities:
  Held-to-Maturity                             9,405         479        6.81%           --           --         --%
  Available-for-Sale                          16,833         797        6.33%           --           --         --%
  Securities <a>                                  --          --          --%       23,630        1,301       7.36%
Loans                                         74,674       4,165        7.45%       79,632        4,283       7.19%
                                            --------      -------                 --------      -------
Total Interest-Earning Assets                129,458      $6,638        6.85%      124,673      $ 6,344       6.80%
Allowance for Losses                          (2,941)                               (3,095)
Cash and Due from Banks                        8,664                                 8,420
Risk Management Instruments                   17,284                                    --
Other Assets                                  13,285                                14,218
                                            --------                              --------
  Total Assets                              $165,750                              $144,216
                                            ========                              ========
LIABILITIES
Domestic Retail Deposits                    $ 44,457      $  828        2.49%     $ 46,466      $   938       2.70%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                           5,166         137        3.56%        6,406          146       3.05%
Deposits in Foreign Offices                   23,079         695        4.01%       20,904          615       3.92%
                                            --------      -------                 --------      -------
  Total Interest-Bearing Deposits             72,702       1,660        3.05%       73,776        1,699       3.08%
                                            --------      -------                 --------      -------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements                     18,549         568        4.09%       15,890          372       3.13%
  Commercial Paper                             2,646          78        3.96%        2,463           65       3.50%
  Other                                        9,047         410        6.06%        6,531          306       6.26%
                                            --------      -------                 --------      -------
    Total Short-Term and
      Other Borrowings                        30,242       1,056        4.67%       24,884          743       3.99%
Long-Term Debt                                 8,472         401        6.33%        7,971          400       6.71%
                                            --------      -------                 --------      -------
Total Interest-
  Bearing Liabilities                        111,416       3,117        3.74%      106,631        2,842       3.56%
                                            --------      -------                 --------      -------
Demand Deposits                               21,904                                21,379
Risk Management Instruments                   15,582                                    --
Other Liabilities                              5,849                                 5,771
                                            --------                              --------
  Total Liabilities                          154,751                               133,781
                                            --------                              --------
STOCKHOLDERS' EQUITY
Preferred Stock                                1,623                                 1,899
Common Stockholders' Equity                    9,376                                 8,536
                                            --------                              --------
  Total Stockholders' Equity                  10,999                                10,435
                                            --------                              --------
  Total Liabilities and
    Stockholders' Equity                    $165,750                              $144,216
                                            ========                              ========
INTEREST RATE SPREAD                                                    3.11%                                 3.24%
                                                                        =====                                  =====
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
    ASSETS                                                $3,521        3.63%                   $ 3,502       3.75%
                                                          =======       =====                   =======       =====

<a>  On December 31, 1993 the Corporation adopted SFAS 115.

                             UNAUDITED
         TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
            CONDENSED CONSOLIDATED STATEMENT OF INCOME
                           (in millions)

                                  Three Months     Nine Months
                                     Ended            Ended
                                 September 30,    September 30,
                                 -------------    -------------
                                  1994    1993     1994    1993
                                  ----    ----     ----    ----

NET INTEREST INCOME                $173   $171    $ 510   $ 523
Provision for Losses                (10)    (5)     (30)      6
                                   -----  -----   -----   -----
Net Interest Income After
  Provision for Losses             183     176      540     517
NONINTEREST REVENUE                 99     107      307     297
NONINTEREST EXPENSE                193     206      582     652<a>
                                   -----  -----   -----   -----
Income Before Income Tax
  Expense and Effect
    of Accounting Changes           89      77      265     162
Income Tax Expense                  32      20       97      46
                                   -----  -----   -----   -----
Income Before Effect of
  Accounting Changes                57      57      168     116
Net Effect of Changes in
  Accounting Principles             --      --       --      14
                                  ------  -----   -----   -----
NET INCOME                        $ 57    $ 57    $ 168   $ 130
                                  ======  =====   =====   =====

<a> Includes $43 million restructuring charge related to the acquisition of certain former First City assets.






                             UNAUDITED
         TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
               CONDENSED CONSOLIDATED BALANCE SHEET
                           (in millions)

                                                September 30,
                                             --------------------
                                                 1994        1993
                                             --------     -------

ASSETS
Cash and Due from Banks                       $ 1,783     $ 1,867
Deposits with Banks                                 5           5
Federal Funds Sold and Securities
   Purchased Under Resale Agreements            3,584       5,966
Trading Assets                                     39<a>       12
Securities:
   Held-to-Maturity                             1,454       1,765
   Available-for-Sale                           1,569         359
Loans (Net of Unearned Income)                 10,185      10,431
Allowance for Losses                             (320)       (370)
Assets Acquired as Loan Satisfactions              69         113
All Other Assets                                1,731       1,812
                                              -------     -------
     TOTAL ASSETS                             $20,099     $21,960
                                              =======     =======

LIABILITIES
Demand Deposits (Noninterest Bearing)         $ 5,425     $ 5,808
Domestic and Foreign Interest
  Bearing Deposits                             10,125      11,490
All Other Liabilities                           2,805       2,851
                                              -------     -------
     TOTAL LIABILITIES                         18,355      20,149

STOCKHOLDER'S EQUITY                            1,744       1,811
                                              -------     -------
     TOTAL LIABILITIES AND
       STOCKHOLDER'S EQUITY                   $20,099     $21,960
                                              =======     =======

<a> Includes $14 million of risk management instruments as a result of the adoption of FASB Interpretation No. 39.